THIS DOCUMENT IS A COPY OF THE EXHIBIT 10.17 FILED ON FEBRUARY 14, 1994
   PURSUANT TO A RULE 201 TEMPORARY HARDSHIP EXEMPTION.




                                   EXHIBIT 10.17











                              MANAGEMENT SECURITY PLAN


                                         OF


                             ORANGE-CO OF FLORIDA, INC.






                                         16



                             ORANGE-CO OF FLORIDA, INC.



                                  TABLE OF CONTENTS


        Article             Subject                           Page


        1           Definitions                                 1

        2           Eligibility and Membership                  2

        3           Retirement Benefit and Benefit Upon
                    Separation from Service                     2

        4           Death Benefit                               3

        5           Beneficiary                                 5

        6           Leave of Absence                            5

        7           Employer Liability                          5

        8           Termination of Employment                   6

        9           Termination of Participation                6

        10          Termination, Amendment, Modification,
                    or Supplement of Plan                       7

        11          Other Benefits and Agreements               7

        12          Restrictions on Alienation of Benefits      7

        13          Administration of the Plan                  7

        14          Miscellaneous                               9

        15          Adoption of Plan by Subsidiary,
                    Affiliated or Associated Companies          9

                    Plan Agreement I-1






                                         17


                              MANAGEMENT SECURITY PLAN

                                         OF

                             ORANGE-CO OF FLORIDA, INC.


                             Purpose and Effective Date

   The purpose of this Plan is to provide specified benefits to a select group of Management and highly compensated employees who contribute materially to the continued growth, development and future business success of Orange-co of Florida, Inc.. The effective date of this Plan is October 1, 1993.

                                     Article 1

                                    Definitions

   For purposes hereof, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:

   1.0  "Company" shall mean Orange-co of Florida, Inc..

   1.1 "Beneficiary" shall mean the person or persons, or the estate of a Participant, entitled to receive any benefits under this Plan upon the death of a Participant.

   1.2 "Committee" shall mean the Administrative Committee appointed to manage and administer the Plan in accordance with the provisions of
        Article 13 of this Plan.

   1.3 "Employee" shall mean any person who is in the regular full time employment of the Company or one of its subsidiaries as determined by the personnel rules and practices of the Company or the subsidiary. The term does not include persons who are retained as consultants or other independent contractors.

   1.4 "Employer" shall mean the Company and any subsidiary having one or more Employees who are eligible to participate in the Plan and have been selected by the Committee to participate. Where the context dictates, the term "Employer" as used herein refers to the particular Employer which has entered into a Plan Agreement with a specific Participant.

   1.5 "Covered Salary" shall mean that portion of a Participant's base annual salary excluding bonuses or other fringe benefits, if any, which the Participant chooses as a basis for computation of the Retirement or Death Benefit pursuant to the terms and conditions of this Plan.


                                         18


   1.6 "Participant" shall mean an Employee who is selected and elects to participate in the Plan as provided in Article 2 hereof.

   1.7 "Plan" shall mean the Management Security Plan of the Employer which shall be evidenced by this instrument and by each Plan Agreement.

   1.8 "Plan Agreement" shall mean the form of written agreement, attached hereto as Annex I, which is entered into from time to time by and between an Employer and a Participant.

   1.9 "Retirement" and "Retire" shall mean severance from employment with the Employer at or after the attainment of sixty-five (65) years of age.

   1.10 "Normal Retirement Date" shall be the first day of the month following the month in which the Participant attains his or her sixty-fifth (65th) birthday.

                                     Article 2

                             Eligibility and Membership

   2.0 The Committee shall have the sole discretion to determine the Employees who are eligible to become Participants in accordance with the purpose of the Plan.

   2.1 As a condition of participation, each Participant so selected shall complete, execute and return to the Committee a Plan Agreement in the form attached hereto as Annex I and comply with such further conditions as may be established by and in the sole discretion of the Committee.

                                     Article 3

                        Retirement Benefit and Benefit Upon
                              Separation from Service

   3.0  If a Participant who has remained an employee until age sixty-five
        (65) retires, and if the Plan and Plan Agreement have been kept in force, the Employer will pay or cause to be paid to such Participant the amount per month specified in the Plan Agreement as a Retirement Benefit. Such monthly payments shall commence on the Normal Retirement Date and continue for a total of one hundred and eighty
        (180) months.

   3.1 A Participant who continues employment after age sixty-five (65) may remain a Participant in the Plan with the consent of the Employer.

   3.2 If a Participant who is receiving Retirement Benefits shall die after retirement but before the applicable Retirement Benefit is paid in full, the unpaid Retirement Benefit payments to which such Participant is entitled shall continue and be paid to that

                                         19


        Participant's Beneficiary. Such payments shall be made in accordance with the payment schedule applicable to that Participant pursuant to Sections 3.0 or 3.1 of the Plan.

   3.3 No Death Benefit as defined in Article 4 shall be paid to the Beneficiary of a Participant who dies after Retirement but before the Retirement Benefit is paid in full.

   3.4  A Participant who ceases to be an Employee before completion of one
        (1) continuous full year of participation in the Plan except as a result of death, retirement or total disability within the meaning of
        Article 4 shall not be entitled to any benefits and the Employer shall have no obligation to such Participant.

   3.5 A Participant who ceases to be an Employee after the completion of one (1) full year of participation in the Plan, but before Participant's Early Retirement Date, shall receive a portion of his or her monthly Retirement Benefit upon the earlier of (i) Participant's death or (ii) attainment of age sixty-five (65). Said portion shall be the monthly amount of the Retirement Benefit set forth in Participant's Plan Agreement multiplied by a fraction, the numerator of which is the number of whole years said Employee has been a Participant in the Plan and the denominator of which is the number of whole years between such Participant's age at entry into the Plan and Participant's sixty-fifth (65th) birthday. If increased amounts of participation have been added since initial entry into this, successor, or predecessor Plans, the reduced monthly Retirement Benefit shall be determined by reducing each increment of participation in accordance with the formula. The resulting reduced monthly amount payable for one hundred and eighty (180) months shall be the only benefit to which such Participant shall be entitled.

   3.6 If a Participant elects to continue employment beyond age 65, the Committee, and only the Committee, will specify the amount of Participant's Retirement Benefit, which shall be evidenced by a new Plan Agreement to be executed by the Participant.

                                     Article 4

                                   Death Benefit

   4.0 If a Participant dies before Retirement and the Plan is in effect at the time, the Employer will pay or cause to be paid a Death Benefit to such Participant's Beneficiary. The said Death Benefit shall be the full amount or one hundred percent (100%) of the Employee's Covered Salary as set forth in the Plan Agreement for the first twelve (12) months after such death and fifty percent (50%) of the said Employee's Covered Salary for the next one hundred and eight
        (108) months or until the Participant would have attained age sixty-five (65) whichever is later. Such payments shall commence effective the first day of the month following the date of death.


                                         20


   4.1 The obligation of the Employer to pay the Death Benefit shall exist only if

        (a) at the time of death the Participant was an Employee, totally disabled, or on an authorized leave of absence,

        (b) the Participant made all payments required by Article 4 unless any unpaid amounts were being waived as a result of disability,

        (c) the Plan Agreement had been kept in force until the time of death,

        (d) the Participant's death was not a result of suicide within two years after the date of the original Plan Agreement, or within two years of the date of any subsequent Plan Agreement which is the result of additional benefits granted because of an increase in Employee's Covered Salary, but the amount of the Death Benefit which the Employer shall not be obligated to pay shall be limited to benefits granted within two years prior to the date of such suicide,

        (e) the Participant's death was determined not to be from a bodily or mental cause or causes, the information about which was withheld, or knowingly concealed, or falsely provided by the Participant, when requested by the Employer to furnish evidence of good health upon the Participant's enrolling in the Management Security Plan for any increments of the Employee's Covered Salary, and

        (f) proof of death in such form as determined acceptable by the Committee is furnished.

   4.2 Each Participant may be required to pay periodically to the Employer a portion of the cost of Death Benefit protection. The amount and time of such payment shall be stated in the Plan Agreement and is dependent upon the amount of the benefits therein specified, the Participant's age and Covered Salary.

   4.3 The amount to be paid by a Participant may be increased by the Committee to reflect increases in the Employee's Covered Salary.

   4.4 Any increases in the Employee's Covered Salary and amounts to be paid as a result thereof shall be evidenced by the Plan Agreement.

   4.5  The Participant's obligation to make the aforesaid payments shall

        (a)  be stated in the Plan Agreement,

        (b)  commence on the date specified in the Plan Agreement, and


                                         21


        (c) continue thereafter during the term of participation except as otherwise provided in Article 4 until the Participant's death, retirement, other termination of employment or no longer required by the Committee, whichever first occurs; provided, however, that if a Participant's retirement occurs prior to such Participant having made one hundred twenty (120) monthly payments, such Participant shall nevertheless be required (except as otherwise provided in Article 4) to continue to make such payments until the earlier of (i) Participant's death or (ii) the such one hundred twentieth (120th) monthly payment shall have been made. If increased amounts of participation have been added since initial entry into this, successor, or predecessor Plans, the aforementioned monthly payments associated with each increased amount of participation shall be continued for the required one hundred and twenty month period beginning with the effective date of each such increase.

   4.6 A Participant may, with the consent of his or her Employer, increase or decrease the amount of the benefits initially selected by him or her, which increase or decrease shall be reflected in the Plan Agreement in accordance with the rules adopted by the Committee for this purpose.

   4.7 Payments by a Participant pursuant to Article 4 and the Plan Agreement shall be made in the following manner and subject to the following terms and conditions:

        (a) A Participant shall authorize the Employer in the Plan Agreement to deduct and retain a monthly payment from the Participant's salary equal to the amount of the Participant's contribution.

        (b) The amount retained by the Employer shall be and become the property of that Employer without obligation to use the same in any specific manner and with no right of the Participant to reimbursement at any time.

        (c) A Participant who, prior to retirement, is totally disabled for more than three (3) months shall not be required to make any payments as provided in Article 4 of this Plan beginning with the fourth month following the date such total disability occurs until the earlier of Participant's attaining age sixty-five (65) or until such disability no longer exists.

        (d) The Employer will be obligated to waive payments of a totally disabled Participant only if

             (i) the Participant's disability was not caused by illegal or criminal acts of the Participant or was not intentionally

                                         22


                   self-inflicted, and

             (ii) the Participant has made all payments required by the Plan and Plan Agreement, and

             (iii) the Participant's Plan Agreement was in force.

   If all provisions of Article 4 are met, the Employer will be obligated to waive payments of a totally disabled Participant on authorized leave of absence at the time such disability occurred until the earlier of Participant's attaining age sixty-five (65) or until such disability no longer exists.

        (e) If a Participant dies prior to Retirement while payments are being waived, the Death Benefit provided in Article 4.0 shall be paid in accordance with the provisions of that Article.

        (f) The determination of what constitutes total disability and the removal thereof for purposes of this Article shall be made by the Committee, in its sole discretion, and such determination shall be conclusive.

                                     Article 5

                                    Beneficiary

   5.0 A Participant shall designate his or her Beneficiary to receive benefits under the Plan by completing the Beneficiary Designation. If more than one Beneficiary is named, the shares and preference of each shall be indicated.

   5.1 A Participant shall have the right to change the Beneficiary by submitting to the Committee a new Beneficiary Designation in the form prescribed by the Committee.

   5.2 No Beneficiary Designation shall be effective until acknowledged in writing by the Employer; however, upon the Employer's acknowledgement of approval, the effective date of the Beneficiary Designation shall be the date it was executed by the Participant.

   5.3 If the Employer has any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, it shall have the right to withhold such payments until the matter is finally adjudicated.

   5.4 Any payment made by the Employer in accordance with this Plan and a Participant's Beneficiary Designation shall fully discharge the Employer from all further obligations with respect to such payment.

                                     Article 6

                                  Leave of Absence


                                         23

   6.0 If a Participant is authorized by the Employer for any reason to take a leave of absence from employment, such Participant shall be required to continue to make all monthly payments in order to maintain the Plan Agreement in force except as provided in Article 4.7(c) and 4.7(d).

   6.1 Failure to make any such payment shall cause a Plan Agreement to terminate without the necessity of any notice from either party to the other. From and after such termination, neither party shall have any further obligation to the other party under the Plan or Plan Agreement.

                                     Article 7

                                 Employer Liability

   7.0 Amounts payable to a Participant shall be paid from the general assets of the Employer exclusively.

   7.1 No person entitled to any payment shall have any claim, right, security or other interest in any asset of the Employer.

   7.2 The Employer's liability for the payment of benefits shall be evidenced only by this Plan and each Plan Agreement entered into between the Employer and a Participant.

   7.3 The Employer shall require that an Employee satisfy evidence of good health when enrolling for any increment of the Employee's Covered Salary. The Employee agrees to cooperate by:

        (a) furnishing such information as the Employer may require, including but not limited to reports of physical examinations of any previous employer,

        (b) taking such additional physical examinations as may be requested by the Employer, and

        (c)  doing any other act which may be requested by the Employer.

   7.4 If the Employee does not cooperate in the completion of such requirements, the Employer shall have no further obligation to Employee under the Plan except as to any benefits previously granted.

   7.5 The Employer shall have no obligation of any nature whatsoever to a Participant under the Plan and Plan Agreement, except as otherwise especially provided in the Plan, if the Participant's death was determined to be from a bodily or mental cause or causes, the information about which was withheld, or knowingly concealed, or falsely provided by the Participant, when requested by the Employer to furnish evidence of good health upon the Participant's enrolling in the Management Security Plan for any increments of the Employee's Covered Salary.

                                         24


                                     Article 8

                             Termination of Employment

   Neither the Plan nor Plan Agreement, either singly or collectively, obligates the Employer to continue the employment of a Participant or limits the right of the Employer at any time and for any reason to terminate a Participant's employment. Termination of a Participant's employment with the Employer for any reason, whether by action of the Employer or Participant, shall immediately terminate Participant's participation in the Plan and Plan Agreement and all further obligations of either party to the other, except as may be provided in Section 3.5. In no event shall the Plan or the Plan Agreement, either singly or collectively, by their terms or implications constitute an employment contract of any nature whatsoever between the Employer and a Participant.

                                     Article 9

                            Termination of Participation

   9.0 A Participant may terminate participation in the Plan and Plan Agreement at any time by giving the Employer written notice of such termination not less than 30 days prior to the anniversary date of the date of execution of the most recently executed Plan Agreement attached as Annex 1.

   9.1 Participants who elect to terminate participation in the Plan and Plan Agreement after one (1) full year of participation but before eligibility for Retirement will be entitled to the same benefits as a Participant who ceases to be an Employee as described in Section 3.5. Such Participants will not be entitled to a Death Benefit defined in
        Section 4.0.

                                     Article 10

             Termination, Amendment, Modification or Supplement of Plan

   10.0 The Employer reserves the right to terminate this Plan.

   10.1 The Employer reserves the right to totally or partially amend, modify or supplement this Plan at any time.

   10.2 The Employer reserves the right to terminate the Plan Agreement of any Employee.

   10.3 The right to terminate, amend, modify or supplement the Plan or terminate any Plan Agreement shall be exercised for the Employer by the Committee.

   10.4 No action to terminate, amend, modify or supplement the Plan or terminate any Plan Agreement shall be taken except upon written notice to each Participant to be affected thereby not less than 30

                                         25


        days prior to such action.

   10.5 The Committee shall take no action to terminate the Plan or a Plan Agreement with respect to a Participant or Participant's Beneficiary after entitlement to any benefits pursuant to Article 3 or Article 4 of this Plan has occurred.

   10.6 Upon the termination of this Plan or any Plan Agreement by either the Committee or a Participant in accordance with any provisions for such termination, neither the Plan nor the Plan Agreement shall be of any further force and effect and no party shall have any further obligation under either this Plan or Plan Agreement so terminated, except as may be provided for in Section 3.5 hereof.

                                     Article 11

                           Other Benefits and Agreements

   The benefits provided for a Participant and Participant's Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program for employees of the Employer and the Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided. Benefits under the Plan shall not be considered compensation for the purpose of computing contributions or benefits under any plan maintained by the Employer which is qualified under Section 401(a) and 501(a), Internal Revenue Code of 1954, as amended.


                                     Article 12

                       Restrictions on Alienation of Benefits

   No right or benefit under the Plan or a Plan Agreement shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or change, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or change the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contract, liabilities, or torts of the person entitled to such benefit.

                                     Article 13

                             Administration of the Plan

   13.0 The general administration of this Plan, as well as construction and interpretation thereof, shall be vested in the Committee, the number of members of which shall be designated and appointed from time to time by, and shall serve at the pleasure of, the Board of Directors of the Employer. Any member of the Committee may resign by notice in writing filed with the Secretary of the Committee. Vacancies shall be filled promptly by the Board of Directors of the Employer, but any vacancies remaining unfilled for ninety days may be filled by a majority vote of the remaining members of the Committee. Each person appointed a member of the Committee shall signify acceptance by

                                         26

        filing a written acceptance with the Secretary of the Committee.

   13.1 The Board of Directors shall designate one of the members of the Committee as Chairman and shall appoint a Secretary who need not be a member of the Committee. The Secretary shall keep minutes of the proceedings of the Committee and all data, records and documents relating to the administration of the Plan by the Committee. The Committee may appoint from its number such subcommittees with such powers as the Committee shall determine and may authorize one or more members of the Committee or any agent to execute or deliver any instrument or make any payment on behalf of the Committee.

   13.2 All resolutions or other actions taken by the Committee shall be by the vote of a majority of those present at a meeting at which a majority of the members are present, or in writing by all the members in office at the time if they act without a meeting.

   13.3 Subject to the Plan, the Committee shall from time to time establish rules, forms and procedures for the administration of the Plan. Except as otherwise herein expressly provided, the Committee shall have the exclusive right to interpret the Plan and to decide any and all matters arising thereunder or in connection with the administration of the Plan. The Committee shall have the exclusive right to determine (a) disability in respect to a Participant, and
        (b) the degree thereof, either or both determinations to be made on the basis of such medical and/or other evidence as the Committee, in its sole judgment, may require. Such decisions, actions and records of the Committee shall be conclusive and binding upon the Employers and all persons having or claiming to have any right or interest in or under the Plan.

   13.4 The members of the Committee and the officers and directors of the Employers shall be entitled to rely on all certificates and reports made by any duly appointed accountants and on all opinions given by any duly appointed legal counsel. Such legal counsel may be counsel for the Employer.

   13.5 No member of the Committee shall be liable for any act or omission of any other member of the Committee, nor for any act or omission on his or her own part, excepting his or her own willful misconduct. The Employer shall indemnify and save harmless each member of the Committee against any and all expenses and liabilities arising out of his or her membership on the Committee, excepting only expenses and liabilities arising out of his or her own willful misconduct. Expenses against which a member of the Committee shall be indemnified hereunder shall include, without limitation, the amount of any settlement or judgment, costs, counsel fees and related charges reasonably incurred in connection with a claim asserted or a proceeding brought or settlement thereof. The foregoing right of indemnification shall be in addition to any other rights to which any such member may be entitled as a matter of law or otherwise.


                                         27


   13.6 In addition to the powers hereinabove specified, the Committee shall have the power to compute and certify under the Plan the amount and kind of benefits from time to time payable to Participants and their Beneficiaries and to authorize all disbursements for such purposes.

   13.7 To enable the Committee to perform its functions, the Employer shall supply full and timely information to the Committee on all matters relating to the compensation of all Participants, their retirement, death or other cause for termination of employment, and such other pertinent facts as the Committee may require.

   13.8 The Committee shall also have the power, in its sole discretion, to change the manner and time of payments to be made to a Participant or Participant's Beneficiary from that set forth in the Participant's Plan Agreement, if requested to do so by such Participant or Beneficiary.

                                     Article 14

                                   Miscellaneous

   14.0 Any notice which shall or may be given under the Plan or a Plan Agreement shall be in writing and shall be mailed by United States mail, postage prepaid. If notice is to be given to the Employer, such notice shall be addressed to the Employer at

                             Orange-co of Florida, Inc.
                            2020 U. S. Highway 17 South
                               Bartow, Florida  33830

        marked for the attention of the Secretary, Administrative Committee, Management Security Plan; or, if notice to a Participant, addressed to the address shown on such Participant's Plan Agreement.

   14.1 Any party may change the address to which notices shall be mailed from time to time by giving written notice of such new address.

   14.2 The Plan shall be binding upon the Employer and its respective successors or assigns, and upon a Participant, Participant's Beneficiary, assigns, heirs, executors and administrators.

   14.3 The Plan and Plan Agreement shall be governed by and construed under the laws of the State of Florida, as in effect at the time of their adoptions and execution, respectively.

   14.4 Masculine pronouns wherever used shall include feminine pronouns and the singular shall include the plural.

                                     Article 15

                          Adoption of Plan by Subsidiary,
                         Affiliated or Associated Employers

                                         28

   Any corporation which is a subsidiary of the Employer may, with the approval of the Committee, adopt this Plan and thereby come within the definition of Employer stated in Article 1 hereof.


                                      COMPLETE


                                         29



                                      ANNEX I

                         MANAGEMENT SECURITY PLAN AGREEMENT

                                         OF

                             ORANGE-CO OF FLORIDA, INC.


   The undersigned employee ("Employee") acknowledges that, as an Employee of Orange-co of Florida, Inc. ("Employer"), Employee has been offered an opportunity to participate in the Management Security Plan ("Plan") described in the attached document and subject to the terms and conditions stated therein, and that Employee has elected one of the two alternatives set forth below as indicated by the space checked:

      ____      To participate in the Plan.

      ____      Not to participate in the Plan.

   Employee's covered salary, benefits, contributions to the cost of death benefits under the Plan, and designated Beneficiary(ies) are agreed to be as follows:

   1.   Employee's Covered Salary:  $____________________ per month.
        This represents ______ % of base earnings eligible for coverage at the date of application for this coverage.

   2.   Death Benefit:

        (a) One hundred percent (100%) of Covered Salary ($_______) per month for the first 12 months.

        (b) Fifty percent (50%) of Covered Salary ($_____________) for next 108 months or until Employee would have attained age 65, whichever is later.

   3.   Retirement Benefit at age 65:  $___________________ total benefit.
        (a) Retirement Benefit to be paid at rate of $____________ per month for 180 months.

        (b) Termination Benefit: Amounts to be determined and paid as specified by Article 3.5 of the Plan.

   4. Disability Benefit: limited to a waiver of $________________ of Participant's total contribution listed in number 5 below included. If the Disability Benefit is not included, all provisions of the Plan relating to Disability including, but not limited to Paragraph 4.7(c), 4.7(d) and 4.7(e), are waived. If the Disability

                                         30


        Benefit is waived, Employee may continue to pay to the Employer the required contribution without loss of benefits provided by this Agreement. If the Employee refuses to make such a payment to the Employer, all Benefits requiring contributions shall terminate and this Agreement shall be null and void.


   5.   Employee's contribution to cost for death benefit protection:

        $___________________ per month for a minimum of 120 months from _____.

   6.   Employee's authorization to deduct payments:

   Employee hereby authorizes the Employer to deduct said monthly amount from Employee's salary commencing ________________, and continuing for each month thereafter until no longer required by the terms of the Plan or by the Committee.

   Employee further acknowledges that neither the Employer nor any of its subsidiaries, affiliated companies, officers, employees, or agents has any responsibility whatsoever for any changes made by Employee in other personal plans or programs as a result of employee's decision to participate or not to participate in the Plan, and they are fully released to such extent; and Employee further understands that the Plan may be terminated at any time, in the sole discretion of the Employer, without any obligation of any nature whatsoever to the Employee, except that a Participant or Beneficiary of a Participant shall have those rights provided for in Articles 3, 4, and 10 of said Plan, to the extent that such may be applicable at the time of such termination.

   IN WITNESS WHEREOF, Orange-co of Florida, Inc. and Employee have executed this Plan Agreement as of_________________________________.



        Orange-co of Florida, Inc.

        By_____________________________________

        Title__________________________________

        EMPLOYEE_______________________________


        (Signature)


        (Type or print name under signature.)




                                         31


        (Address of Employee)



                                         32

                                                                EXHIBIT A



                         MANAGEMENT SECURITY PLAN AGREEMENT

                                         OF

                             ORANGE-CO OF FLORIDA, INC.

                                COVERED PARTICIPANTS

                                     Gene Mooney
                                  John R. Alexander
                                 Dale A. Bruwelheide
                                Bernard W. McBee, Jr.
                                    Jerome Newlin
                                  Edward T. Clement

























                                         33